EXHIBIT 99.1


Laboratory Corporation of America-Registered Trademark- Holdings
358 South Main Street
Burlington, NC   27215
Telephone:  (336) 584-5171

FOR IMMEDIATE RELEASE
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Contact:  Pamela Sherry - (336)436-4855
Shareholder Direct:  (800)LAB-0401
Company Information:  www.LabCorp.com


LABCORP-REGISTERED TRADEMARK-SCHEDULED TO PRESENT AT THE
UBS GLOBAL LIFE SCIENCES CONFERENCE

Burlington, NC, September 19, 2003 - Laboratory Corporation of America-Registered Trademark- Holdings (LabCorp-Registered Trademark-) (NYSE: LH) today announced that Thomas P. Mac Mahon, Chairman and Chief Executive Officer, is scheduled to speak at the UBS Global Life Sciences Conference in New York, NY on September 22, 2003 at 10:00 a.m. Eastern Time. A live audio webcast of the presentation will be available via the Company web site at www.labcorp.com. A replay of the audio webcast will be available through October 25, 2003.

About LabCorp:
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Laboratory Corporation of America-Registered Trademark-Holdings is a
pioneer in commercializing new diagnostic technologies and the first in its industry to embrace genomic testing. With annual revenues of $2.5 billion in 2002, over 24,000 employees nationwide, and more than 200,000 clients, LabCorp offers over 4,000 clinical assays ranging from blood analyses to HIV and genomic testing. LabCorp combines its expertise in innovative clinical testing technology with its Centers of Excellence: The Center for Molecular Biology and Pathology, in Research Triangle Park, NC; National Genetics Institute, Inc. in Los Angeles, CA; ViroMed Laboratories, Inc. based in Minneapolis, MN; The Center for Esoteric Testing in Burlington, NC; and DIANON Systems, Inc. based in Stratford, CT. LabCorp clients include physicians, government agencies, managed care organizations, hospitals, clinical labs, and pharmaceutical companies. To learn more about our growing organization, visit our web site at: www.LabCorp.com.

Each of the above forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp's financial results is included in the Company's Form 10-K for the year ended December 31, 2002 and subsequent SEC filings.




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